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                                                                  EXHIBIT  24.1
                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg H. L. Nash as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and or file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act if 1934, this report has been signed on June 29, 1999 by the following persons on behalf of the registrant and in the capacities indicated.



          SIGNATURE                                TITLE
----------------------------     ----------------------------------------------


/S/ RAYMOND A. PETERSON          PRESIDENT, CHIEF EXECUTIVE OFFICER AND VICE
----------------------------     CHAIRMAN
 (Raymond A. Peterson)           (PRINCIPAL EXECUTIVE OFFICER)


/S/ GREG H. L. NASH              SR. VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
----------------------------     (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
 (Greg H. L. Nash)


/S/ KENNETH E. RAASCH            CHAIRMAN
----------------------------
 (Kenneth E. Raasch)


/S/ THOMAS KINKADE               DIRECTOR
----------------------------
 (Thomas Kinkade)


/ S/NORMAN A. NASON              DIRECTOR
----------------------------
 (Norman A. Nason)


/S/MICHAEL L. KILEY              DIRECTOR
----------------------------
 (Michael L. Kiley)


/S/ NORMAN T. MAHONEY            DIRECTOR
----------------------------
 (Norman T. Mahoney)


/S/ W. MICHAEL WEST              DIRECTOR
----------------------------
 (W. Michael West)